UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2006

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Boston Private Financial Holdings, Inc., Anchor Capital and Anchor/Russell have entered into a definitive agreement in which Boston Private will acquire a majority interest in Anchor Holdings LLC, a newly created holding company that will own Anchor Capital and Anchor/Russell.

Anchor Capital is a value-oriented investment advisor specializing in active investment management for families, trusts, and institutions, including foundations and endowments. For the quarter ended December 31, 2005, Anchor Capital had revenues of $5.4 million, or approximately $22 million annualized, net inflows of funds of $273 million and assets under management at year end of approximately $4.1 billion. Anchor Capital services its clients through its Discretionary Management Accounts division and its Separately Managed Accounts division, and offers five core disciplines, which include balanced, all-cap, mid-cap, small-cap and small/mid-cap.

Anchor Capital’s sister company, Anchor/Russell, structures diversified investment management programs for clients utilizing a host of sophisticated management solutions including institutional multi-manager, multi-style, multi-asset mutual funds and Separately Managed Accounts programs sponsored by the Frank Russell Company. At year-end 2005, Anchor/Russell had approximately $450 million of assets under management, and annualized revenues of approximately $2 million.

On a combined basis the new Anchor Holdings, which includes both Anchor Capital and Anchor/Russell, has approximately $4.55 billion in AUM and $24 million in annualized revenues. Also on a combined basis, Anchor Capital LLC has 42 employees, including 10 investment professionals, as of January 31, 2006.

Under the terms of the agreement, Boston Private will acquire an 80% interest in Anchor Holdings. The remaining 20% will be held by management of Anchor Capital and Anchor/Russell. At the closing of the transaction, 60% of the total consideration, approximately $44 million, will be paid in a combination of cash and Boston Private common stock. The balance will be made in payments of Boston Private common stock over five years. The amount of future payments are contingent upon reaching earnings goals through a five-year earn-out period.

The Company expects the acquisition to be accretive by $0.04 on a cash basis and $0.02 on a GAAP basis in 2006.

The transaction is expected to close in the second quarter of 2006.

The information contained in this report on Form 8-K should not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by Boston Private under the Securities Act of 1933, as amended, unless otherwise specified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By: /s/ Walter M. Pressey

        Name: Walter M. Pressey

        Title: President

Date: February 24, 2006